Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. §1350)

In connection with the Annual Report of Irvine Sensors Corporation (the “Company”) on Form 10-K for the period ended September 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert G. Richards, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert G. Richards
Robert G. Richards
Chief Executive Officer
December 23, 2003

In connection with the Annual Report of Irvine Sensors Corporation (the “Company”) on Form 10-K for the period ended September 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John J. Stuart, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John J. Stuart, Jr.
John J. Stuart, Jr.
Chief Financial Officer
December 23, 2003